Contact:	Richard Barber Insightful Corporation 206-283-8802 investor@insightful.com

INSIGHTFUL ANNOUNCES 2004 Fourth Quarter and Year end Results

Reports 16% Growth for Quarter, 9% Growth for 2004

SEATTLE — March 2, 2005— Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced operating results for the fourth quarter and year ended December 31, 2004.

Insightful reported revenues of $5.3 million for the fourth quarter of 2004, an increase of 16% over fourth quarter 2003 revenues of $4.6 million, and an increase of 12% over third quarter 2004 revenues of $4.8 million. Insightful reported net income of $0.9 million, or $0.07 per diluted share, for the fourth quarter of 2004, as compared to net income of $0.2 million, or $0.02 per diluted share, for the fourth quarter of 2003, and as compared to net income of $0.6 million, or $.05 per diluted share, for the third quarter of 2004. Net income in the fourth quarter of 2004 includes foreign currency translation gains of $0.4 million and income tax benefit of $0.1 million. Net income in the fourth quarter of 2003 included a $0.5 million charge for impairment of goodwill.

For the full year 2004, Insightful reported revenues of $18.9 million, an increase of nine percent over revenues of $17.3 million in 2003. Net income in 2004 was $2.1 million, or $0.16 per diluted share, compared to a net loss in 2003 of $1.6 million or $0.14 per diluted share. Net income in 2004 includes foreign currency translation gains of $0.4 million and income tax benefit of $0.1 million. Included in the 2003 net loss were a $0.9 million restructuring charge and a $0.5 million loss from impairment of goodwill.

The Company’s cash and cash equivalents balance increased to $9.7 million at December 31, 2004 from $7.1 million at December 31, 2003. Deferred revenues increased to $6.3 million at December 31, 2004 from $5.6 million at December 31, 2003.

Insightful Announces Q4 2004 Results	Page 2

“We are pleased with our fourth quarter and annual results,” said Jeff Coombs, president and CEO of Insightful. “Compared to the third quarter of 2004, our data analysis business achieved revenue growth across North America and Europe, in both license sales and professional services.”

“We saw growth in sales of desktop S-PLUS® software – aimed at individual statisticians—but we also saw growth in sales of our high-end products, S-PLUS Server and Insightful-Miner™, which are designed for scaling to large amounts of data and wider deployment of analytic application across the enterprise, for integration of statistical methods within business processes, and therefore for enhanced business performance,” continued Coombs.

“Increased sales in our financial services and life sciences vertical markets were led by record sales of our vertical modules, which include S+FinMetrics™ and S+NuOpt for the financial services industry, and S+ArrayAnalyzer™ for the life sciences industry,” Coombs said.

Fourth Quarter 2004 Highlights

  Fourth quarter 2004 software license revenues were $2.5 million, as compared to $2.1 million in the fourth quarter of 2003, and to $2.2 million in the third quarter of 2004.
  Fourth quarter 2004 professional services and other revenue was $1.2 million, as compared to $0.8 million in the fourth quarter of 2003, and to $1.0 million in the third quarter of 2004.
  Maintenance revenues broke with a trend of quarterly year-over-year decreases in the fourth quarter of 2004, by increasing slightly as compared to the fourth quarter of 2003.

The Company has two business segments, Data Analysis and Text Analysis. Following are highlights for the quarter in each segment.

Data Analysis

  Total Data Analysis revenues, which include software licenses, maintenance and professional services and other were $5.0 million in the fourth quarter of 2004, as compared to $4.5 million in the fourth quarter of 2003 and in the third quarter of 2004.

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  Fourth quarter 2004 Data Analysis software license revenues were $2.3 million, as compared to $2.0 million in the fourth quarter of 2003 and $2.0 million in the third quarter of 2004.
  Fourth quarter 2004 Data Analysis professional services and other revenue was $1.0 million, as compared to $0.8 million in the fourth quarter of 2003 and $0.9 million in the third quarter of 2004.
  Total international Data Analysis revenues were $2.0 million in the fourth quarter of 2004, as compared to $1.7 million in the fourth quarter of 2003, and $1.5 million in the third quarter of 2004. An estimated $0.2 million of the increase in revenues year-over-year and $0.1 million of the increase in revenues quarter-over-quarter is attributed to the impact of fluctuations in foreign exchange rates.
  Total domestic Data Analysis revenues were $3.0 million in the fourth quarter of 2004, as compared to $2.8 million in the fourth quarter of 2003, and $2.9 million in the third quarter of 2004.
  Funded research, which is an offset to research and development expense in the company’s income statement, decreased to $0.5 million in the fourth quarter of 2004, as compared to $1.0 million in fourth quarter of 2003, and $0.7 million in the third quarter of 2004.

Text Analysis

  Total Text Analysis revenues, which include InFact® software licenses and professional services, were $0.4 million in the fourth quarter of 2004, as compared to $0.1 million in the fourth quarter of 2003, and $0.3 million in the third quarter of 2004.
  Fourth quarter 2004 Text Analysis license revenues were $0.2 million, as compared to $0.1 million in the fourth quarter of 2003 and $0.2 in the third quarter of 2004.
  Fourth quarter 2004 Text Analysis professional services and other revenue was $0.2 million, as compared to $22,000 in the fourth quarter of 2003, and $0.1 million in the third quarter of 2004.
  During the fourth quarter the company closed its first sale of InFact outside the defense intelligence sector, to a large pharmaceutical company. Because our InFact license transactions are term licenses, the revenue related to this transaction will be recognized in future quarters.

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  During the quarter, the company released InFact 3.0, with enhanced scalability and a new, more powerful query syntax.

Fiscal Year 2004 Highlights

“For the full year 2004, we are happy with our overall financial performance, but also with important accomplishments during the year that have set the stage for potential continued growth in both our data analysis and text analysis businesses,” Coombs said.

“We purchased the software code underlying the S language, the foundation of S-PLUS, thereby lowering our ongoing operating costs and giving us the freedom and flexibility to invest in the S-PLUS product family,” stated Coombs. “We also built an almost entirely new management team and instituted a more customer-oriented product development process that resulted in the delivery of important product releases, such as S-PLUS Server 6.2, S+ArrayAnalyzer 2.0 and InFact 3.0.”

Overall 2004 highlights:

  Software license revenues were $8.7 million in 2004, an increase of 13% over 2003 software license revenues of $7.7 million.
  Software maintenance revenues were $6.5 million in 2004, a decrease of two percent from 2003 software maintenance revenues of $6.6 million.
  Professional services and other revenues were $3.7 million in 2004, an increase of 26% over 2003 professional services and other revenues of $2.9 million.
  Gross margins improved from 74% in 2003 to 78% in 2004 due primarily to reduced costs of license revenues resulting from our acquisition of the software code underlying the S language from Lucent Technologies Inc. during the first quarter of 2004. Because of the acquisition of the technology, the Company replaced higher royalty payments with lower amortization expense associated with the capitalized acquisition cost.

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Data Analysis

  Total Data Analysis revenues, which include software licenses, maintenance and professional services and other were $18.0 million in 2004, an increase of eight percent over 2003 Data Analysis revenues of $16.6 million.
  Data Analysis software license revenues were $8.0 million in 2004, an increase of 13% over 2003 Data Analysis software license revenues of $7.1 million.
  Data Analysis professional services and other revenues were $3.4 million in 2004, an increase of 18% over 2003 Data Analysis professional services and other revenues of $2.9 million.
  Total international Data Analysis revenues were $6.5 million in 2004, an increase of 19% over 2003 international Data Analysis revenues of $5.5 million in 2003. An estimated $0.5 million of this increase is attributed to the impact of fluctuations in foreign exchange rates.
  Total domestic Data Analysis revenues were $11.5 million in 2004, an increase of three percent when compared to $11.2 million in 2003.
  Funded research, which is an offset to research and development expense in the company’s income statement, decreased to $2.9 million in 2004, as compared to $4.3 million in 2003, reflecting the Company’s focus during the year on aligning the efforts of its research department with the Company’s overall commercial data analysis and text analysis product objectives.

Text Analysis

  Total Text Analysis revenues, which includes InFact® software licenses and professional services, were $0.9 million in 2004, an increase of 47% over 2003 Text Analysis revenues of $0.6 million.
  Text Analysis license revenues were $0.6 million in 2004, as compared to $0.5 million in 2003.
  Text Analysis professional services and other revenue was $0.3 million in 2004, as compared to $0.1 million in 2003.
  During 2004, the Company made progress in validating its InFact product with sales to intelligence and pharmaceutical customers.

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Forward Looking Guidance

For the first quarter of 2005, the Company expects to show revenue growth over the first quarter of 2004. Due in large part to the seasonal nature of its business, the Company expects revenues to decrease from the fourth quarter of 2004 to the first quarter of 2005. Though the Company is not giving guidance on a range of growth for 2005, it does expect growth over 2004. The company expects to see increases in operating expenses in the first quarter and throughout 2005 as it sets the foundation for future growth by investing in its core product lines and as it makes the appropriate investments required for compliance with the Sarbanes Oxley Act of 2002. The Company cannot predict at this time whether it will be profitable in the first quarter of 2005.

In late 2004 the Financial Accounting Standards Board passed accounting rules requiring the expensing of stock options. Unless these rules are rescinded, the Company will begin incurring non-cash stock option expense in the third quarter of 2005.

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions designed to drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access that enable clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, S-PLUS Server, Insightful Miner ™, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for 18 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

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NOTE TO INVESTORS: FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about our potential for future growth, statements about our expected financial results in future periods, statements about the scalability and deployability of our software, and statements about market acceptance of our software for certain uses. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risks associated with market acceptance of our software, the risk that we may not achieve revenue growth or otherwise achieve the financial performance that we expect or profitability in accordance with historical trends or in accordance with our own expectations, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on Form 10-Q for the quarter ended September 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2004	December 31, 2003

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,650	$7,139
Accounts receivable, net	4,157	3,210
Other receivables	501	726
Prepaid expenses and other current assets	453	422

Total current assets	14,761	11,497
Property and Equipment, net	966	984
Purchased Technology, net	1,226	–
Goodwill and Other Intangibles, net	800	800
Other Assets	60	175

	$17,813	$13,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$129	$129
Accounts payable	1,644	914
Accrued expenses and other current liabilities	1,912	2,762
Deferred revenue	6,318	5,633

Total current liabilities	10,003	9,438
Long-term debt, less current portion	32	161
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value–
Authorized–1,000,000 shares
Issued and outstanding–none	–	–
Common stock, $0.01 par value–
Authorized–20,000,000 shares
Issued and outstanding–12,393,950 and 11,474,444 shares at December 31,
2004 and December 31, 2003, respectively	124	115
Additional paid-in capital	36,329	34,319
Accumulated deficit	(28,383)	(30,454)
Cumulative translation adjustment	(292)	(123)

Total stockholders’ equity	7,778	3,857

	$17,813	$13,456

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended		Year Ended

	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Revenues:
Software licenses	$2,507	$2,134	$8,690	$7,701
Software maintenance	1,651	1,631	6,530	6,641
Professional services and other	1,160	831	3,679	2,930

Total revenues	5,318	4,596	18,899	17,272

Cost of revenues:
Software related	515	462	1,770	1,999
Professional services and other	678	519	2,312	2,546

Total cost of revenues	1,193	981	4,082	4,545

Gross profit	4,125	3,615	14,817	12,727

Operating Expenses:
Sales and marketing	1,961	1,633	6,791	6,919
Research and development	1,248	1,374	5,240	6,469
Less–Funded research	(510)	(1,043)	(2,949)	(4,307)

Research and development, net	738	331	2,291	2,162
General and administrative	1,000	1,068	4,199	3,771
Loss from impairment of goodwill	–	462	–	462
Restructuring-related charges	–	–	–	911

Total operating expenses	3,699	3,494	13,281	14,225

Income (loss) from operations	426	121	1,536	(1,498)
Other income, net	386	88	441	168

Income (loss) before income taxes	812	209	1,977	(1,330)
Income tax benefit (expense)	125	–	94	(106)

Income (loss) from continuing operations	937	209	2,071	(1,436)
Discontinued operations:
Loss from discontinued operations, net of tax	–	–	–	(137)

Net income (loss)	$937	$209	$2,071	$(1,573)

Basic net income (loss) per share	$0.08	$0.02	$0.17	$(0.14)

Diluted net income (loss) per share	$0.07	$0.02	$0.16	$(0.14)

Weighted-average number of common shares outstanding:
- Basic	12,373	10,450	12,147	11,404

- Diluted	12,883	10,450	12,797	11,404